Exhibit 4.4

Amendment No. 1 to

INTERCREDITOR AGREEMENT

(2013-2)

Dated as of November 27, 2013

among

WILMINGTON TRUST COMPANY,

as Trustee of the

American Airlines Pass Through Trust 2013-2A,

and

American Airlines Pass Through Trust 2013-2B,

and to the extent expressly set forth herein, in its individual capacity,

MORGAN STANLEY BANK, N.A.,

as Class A Liquidity Provider,

and

as Class B Liquidity Provider,

and

WILMINGTON TRUST COMPANY,

as Subordination Agent

Amendment No. 1 to Intercreditor Agreement (2013-2)

AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT

This AMENDMENT NO. 1 TO INTERCREDITOR AGREEMENT (this “Amendment”), dated as of November 27, 2013, is made by and among WILMINGTON TRUST COMPANY, a Delaware trust company (in its individual capacity, together with its successors and permitted assigns, “WTC”), not in its individual capacity, but solely as Class A Trustee and Class B Trustee (such term and other capitalized terms used herein without definition being defined as provided in Article I of the Intercreditor Agreement, as amended by Section 1.01 hereof); MORGAN STANLEY BANK, N.A., a national banking association (“MS Bank”), as Class A Liquidity Provider and as Class B Liquidity Provider, and WILMINGTON TRUST COMPANY, a Delaware trust company, not in its individual capacity except as expressly set forth herein, but solely as Subordination Agent and trustee hereunder (in such capacity, together with any successor appointed pursuant to Article VII of the Intercreditor Agreement, the “Subordination Agent”).

WHEREAS, the Class A Trustee, the Class A Liquidity Provider and the Subordination Agent entered into that certain Intercreditor Agreement (2013-2), dated as of July 31, 2013, (the “Intercreditor Agreement”);

WHEREAS, American had a right to issue Series B Equipment Notes pursuant to the terms of Section 4(a)(v) of the Note Purchase Agreement (as in effect immediately prior to the date hereof) and, pursuant to Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the date hereof), the Intercreditor Agreement shall be amended by written agreement of the initial parties thereto to give effect to the issuance of any Class B Certificates, and the Class B Trustee and the Class B Liquidity Provider shall be added as parties to the Intercreditor Agreement;

WHEREAS, American has entered into a Trust Supplement with respect to the Class B Trust in connection with the issuance of the Class B Certificates to provide financing for the purchase by the Class B Trustee of the Series B Equipment Notes, in respect of, and secured by a security interest in, the Aircraft;

WHEREAS, the Trust created by the Class B Trust Agreement proposes to issue the Class B Certificates bearing the interest rate and having the final distribution date described in the Class B Trust Agreement on the terms and subject to the conditions set forth therein;

WHEREAS, pursuant to the Class B Certificate Purchase Agreement, the Class B Initial Purchasers propose to purchase the Class B Certificates; and

WHEREAS, it is a condition precedent to the obligations of the Class B Initial Purchasers under the Class B Certificate Purchase Agreement that this Amendment be executed and delivered by each party hereto;

Amendment No. 1 to Intercreditor Agreement (2013-2)

NOW, THEREFORE, in consideration of the mutual agreements herein contained, and of other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I – AMENDMENTS TO THE INTERCREDITOR AGREEMENT

Section 1.01. (a) Section 1.01(e) of the Intercreditor Agreement is amended as follows:

(i) The definition of “Agreement” is deleted in its entirety and replaced by the following:

“Agreement” means the Original Intercreditor Agreement, as amended by the Amendment No. 1 to the Intercreditor Agreement, dated as of the Class B Closing Date, among the Class A Trustee, the Class B Trustee, the Class A Liquidity Provider, the Class B Liquidity Provider and the Subordination Agent, and as it may be further amended, supplemented or otherwise modified from time to time.

(ii) Clause (A) of paragraph (a)(ii) of the definition of “American Bankruptcy Event” is deleted in its entirety and replaced by the following:

“(A) reversing, staying or vacating the Bankruptcy Court Order in a manner that (1) does not result in an Indenture Event of Default other than under Section 4.01(l)(ii)(A) of any Indenture or in an event that would constitute such an Indenture Event of Default but for the requirement that notice be given or time elapse or both and (2) results in a material adverse effect on the rights of the Loan Trustee, any holder of Equipment Notes or any holder of Certificates thereunder, and such material adverse effect shall continue unremedied for a period of 60 days after receipt by American of written notice thereof from the Loan Trustee; provided that, if such material adverse effect is capable of being remedied, no such material adverse effect shall constitute an American Bankruptcy Event for a period of one year after such notice is received by American so long as American is diligently proceeding to remedy such material adverse effect; provided further that any order of the Bankruptcy Court or the United States Court of Appeals for the Second Circuit or any other court entered in the proceedings captioned U.S. Bank Trust National Association, et al. v. American Airlines, et al., Nos. 13-1204, 13-1207, 13-1208 (2d. Cir.) or on remand to a lower court or review by a higher court shall be deemed to not have such a material adverse effect to the extent that it requires the payment of any Prepetition Make-Whole Amount with respect to any of the Existing Financings;”

(iii) The definition of “Bankruptcy Court Order” is deleted in its entirety and replaced by the following:

Amendment No. 1 to Intercreditor Agreement (2013-2)

“Bankruptcy Court Order” means, collectively, (i) the Bankruptcy Court order entitled “Order Pursuant to 11 U.S.C. §§ 105(a), 362, 363, 364, 503(b) and 507 and Fed. R. Bankr. P. 4001 and 6004 (I) Authorizing Debtors to Obtain Postpetition Secured First Priority Aircraft Financing and Grant Security Interests and Liens with Respect Thereto, (II) Authorizing Debtors to Repay Existing Prepetition Debt Relating to Certain Aircraft, (III) Denying Requests by U.S. Bank Trust National Association for Relief from Automatic Stay and (IV) Granting Related Relief”, dated February 1, 2013, and entered by the Bankruptcy Court on February 1, 2013 (ECF No. 6521), and (ii) the Bankruptcy Court order entitled “Order Pursuant to 11 U.S.C. §§ 105(a), 362, 364, 503(b) and 507 and Fed. R. Bankr. P. 4001 (I) Authorizing Debtors to Obtain Postpetition Secured First Priority Aircraft Financing and Grant Security Interests and Liens With Respect Thereto, and (II) Granting Related Relief”, dated October 17, 2013, and entered by the Bankruptcy Court on October 17, 2013 (ECF No. 10327).

(iv) The definition of “Certificate” is amended by deleting the phrase “, if issued,”.

(v) The definition of “Certificate Purchase Agreement” is deleted in its entirety.

(vi) The definition of “Class A Liquidity Facility” is amended by replacing the phrase “the date hereof” with “July 31, 2013”.

(vii) The definition of “Class A Trust Agreement” is amended by replacing the phrase “the date hereof” with “July 31, 2013”.

(viii) The definition of “Class B Adjusted Interest” is amended by replacing each instance of the phrase “(or, if the Current Distribution Date is the first Distribution Date, the Closing Date)” with “(or, if the Current Distribution Date is the first Distribution Date, the Class B Closing Date)”.

(ix) The definition of “Class B Cash Collateral Account” is amended by deleting the phrase “, if and when such account is created”.

(x) The definition of “Class B Certificates” is deleted in its entirety and replaced by the following:

“Class B Certificates” means the certificates issued by the Class B Trust, substantially in the form of Exhibit A to the Class B Trust Agreement, and authenticated by the Class B Trustee, representing Fractional Undivided Interests in the Class B Trust, and any certificates issued in exchange therefor or replacement thereof pursuant to the terms of the Class B Trust Agreement.

(xi) The definition of “Class B Liquidity Facility” is deleted in its entirety and replaced by the following:

“Class B Liquidity Facility” means, initially, the Revolving Credit Agreement (2013-2B), dated as of the Class B Closing Date, between the

Amendment No. 1 to Intercreditor Agreement (2013-2)

Subordination Agent, as agent and trustee for the Class B Trustee, and MS Bank and, from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms; provided that, for purposes of any obligation of American, no amendment, modification or supplement to, or substitution or replacement of, any Class B Liquidity Facility shall be effective unless consented to by American.

(xii) The definition of “Class B Liquidity Provider” is amended by replacing “the initial provider of any Class B Liquidity Facility, if any” with “MS Bank”.

(xiii) The definition of “Class B Related Terms” is deleted in its entirety.

(xiv) The definition of “Class B Trust” is amended by replacing the phrase “, if and when created,” with “created and”.

(xv) The definition of “Class B Trust Agreement” is deleted in its entirety and replaced by the following:

“Class B Trust Agreement” means the Basic Agreement, as supplemented by Trust Supplement No. 2013-2B thereto, dated as of the Class B Closing Date, governing the creation and administration of the American Airlines Pass Through Trust 2013-2B and the issuance of the Class B Certificates, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

(xvi) The definition of “Class B Trustee” is amended by (A) replacing the phrase “as shall expressly be” with “as expressly” and (B) deleting the phrase “if any,”.

(xvii) The definition of “Deposit Agreement” is amended by replacing the phrase “the date hereof” with “July 31, 2013”.

(xviii) The definition of “Eligible B Pool Balance” is amended by replacing the phrase “after the date of issuance of the Class B Certificates” with “after the Class B Closing Date”.

(xix) The definition of “Equipment Notes” is amended by deleting the phrase “, if issued,”.

(xx) The definition of “Escrow Agent” is amended by replacing the word “each” with “the”.

(xxi) The definition of “Escrow and Paying Agent Agreement” is amended by (A) replacing the phrase “the date hereof” with “July 31, 2013” and (B) replacing the phrase “Initial Purchasers” with “Class A Initial Purchasers”.

Amendment No. 1 to Intercreditor Agreement (2013-2)

(xxii) The definition of “Escrow Receipts” is deleted in its entirety.

(xxiii) The definition of “Final Legal Distribution Date” is amended by replacing the phrase “a date to be determined as such for the Class B Certificates” with “January 15, 2022”.

(xxiv) The definition of “Indenture” is deleted in its entirety and replaced by the following:

“Indenture” means each of the Indenture and Security Agreements entered into by the Loan Trustee and American pursuant to the Note Purchase Agreement, in each case, as amended by the First Amendment to Indenture related thereto and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

(xxv) The definition of “Initial Purchasers” is deleted in its entirety.

(xxvi) The definition of “Liquidity Provider” is amended by deleting the phrase “, if the Class B Liquidity Facility shall have been provided,”.

(xxvii) The definition of “Note Purchase Agreement” is deleted in its entirety and replaced by the following:

“Note Purchase Agreement” means the Note Purchase Agreement, dated as of July 31, 2013, among American, the Class A Trustee, the Escrow Agent, the Subordination Agent and the Paying Agent (the “Original Note Purchase Agreement”), as supplemented by the Joinder to Note Purchase Agreement, dated as of the Class B Closing Date, by the Class B Trustee in favor of American, the Class A Trustee, the Subordination Agent, the Escrow Agent and the Paying Agent, and as further amended, supplemented or otherwise modified from time to time in accordance with its terms.

(xxviii) The definition of “Participation Agreement” is deleted in its entirety and replaced by the following:

“Participation Agreement” means, with respect to each Indenture, the “Participation Agreement” referred to therein (as in effect immediately prior to the Class B Closing Date), as amended by the First Amendment to Participation Agreement related thereto and as the same may be further amended, supplemented or otherwise modified from time to time in accordance with its terms.

(xxix) The definition of “Paying Agent” is amended by replacing the phrase “each Escrow and Paying Agent Agreement” with “the Escrow and Paying Agent Agreement”.

(xxx) The definition of “Paying Agent Account” is deleted in its entirety.

Amendment No. 1 to Intercreditor Agreement (2013-2)

(xxxi) The definition of “Rating Agencies” is amended by deleting the phrase “Class A” in the second sentence thereof.

(xxxii) The definition of “Registration Rights Agreement” is deleted in its entirety.

(xxxiii) The definition of “Required Amount” is amended by (A) deleting the phrase “with respect to the Class A Certificates” in the proviso thereof, and (B) replacing the phrase “Stated Interest Rate for the Class A Certificates” in the proviso thereof with “Stated Interest Rate for the related Class of Certificates”.

(xxxiv) The definition of “Stated Interest Rate” is deleted in its entirety and replaced by the following:

“Stated Interest Rate” means with respect to (i) the Class A Certificates, 4.95% per annum plus an additional margin of 0.50% for any period to the extent required by the Class A Registration Rights Agreement and (ii) the Class B Certificates, 5.60% per annum plus an additional margin of 0.50% for any period to the extent required by the Second 2013-2 Registration Rights Agreement.

(xxxv) The definition of “Step-Up Termination Date” is amended by (A) replacing the first instance of the phrase “the Class A Liquidity Facility” with “each Liquidity Facility” and (B) replacing the second instance of the phrase “the Class A Liquidity Facility” with “such Liquidity Facility”.

(xxxvi) The definition of “Trust” is amended by deleting the phrase “, if created,”.

(xxxvii) The definition of “Trustee” is amended by deleting the phrase “, if the Class B Trust shall have been created,”.

(b) For purposes of the Intercreditor Agreement, as amended hereby, unless the context otherwise requires, the following capitalized terms shall have the following meanings:

“Class A Certificate Purchase Agreement” means the Purchase Agreement, dated as of July 24, 2013, among the Class A Initial Purchasers and American, relating to the purchase of the Class A Certificates by the Class A Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class A Initial Purchasers” means the several initial purchasers listed as such in the Class A Certificate Purchase Agreement.

“Class A Registration Rights Agreement” means the Registration Rights Agreement, dated as of July 31, 2013, among American, the Class A Initial Purchasers and the Class A Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Amendment No. 1 to Intercreditor Agreement (2013-2)

“Class B Certificate Purchase Agreement” means the Purchase Agreement, dated as of November 21, 2013, among the Class B Initial Purchasers and American, relating to the purchase of the Class B Certificates by the Class B Initial Purchasers, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

“Class B Closing Date” means November 27, 2013.

“Class B Initial Purchasers” means the several initial purchasers listed as such in the Class B Certificate Purchase Agreement.

“First Amendment to Indenture” means, with respect to each Aircraft, the First Amendment to Indenture, dated as of the Class B Closing Date, between American and the Loan Trustee relating to such Aircraft.

“First Amendment to Participation Agreement” means, with respect to each Aircraft, the First Amendment to Participation Agreement, dated as of the Class B Closing Date, among American, the Loan Trustee, the Subordination Agent, the Trustees and WTC relating to such Aircraft.

“Original Intercreditor Agreement” means that certain Intercreditor Agreement (2013-2), dated as of July 31, 2013, among the Class A Trustee, the Class A Liquidity Provider and the Subordination Agent.

“Original Note Purchase Agreement” has the meaning specified in the definition of “Note Purchase Agreement”.

“Second 2013-2 Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Class B Closing Date, among American, the Class B Initial Purchasers and the Class B Trustee, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

Section 1.02. Section 2.01(a) of the Intercreditor Agreement is amended by (A) deleting the phrase “, upon accession hereto,” in the first sentence thereof and (B) replacing the phrase “, and upon accession hereto,” with “and” in the second sentence thereof.

Section 1.03. The second sentence of Section 2.01(b) of the Intercreditor Agreement is amended by (A) deleting the phrase “, upon accession hereto,”, (B) deleting the phrase “or will be” and (C) deleting the phrase “or will agree, as applicable,”.

Section 1.04. Section 2.05(a) of the Intercreditor Agreement is amended by (A) replacing the phrase “the Class A Liquidity Provider” with “each Liquidity Provider” and (B) replacing the phrase “the Class A Trustee” with “each Trustee”.

Section 1.05. Section 2.05(b) of the Intercreditor Agreement is amended by deleting the phrase “(or in the case of the Class B Trustee, upon the accession hereto)”.

Amendment No. 1 to Intercreditor Agreement (2013-2)

Section 1.06. Section 2.05(c) of the Intercreditor Agreement is amended by deleting the phrase “(or in the case of the Class B Liquidity Provider, upon the accession hereto)”.

Section 1.07. The first sentence of Section 2.06(b) is deleted in its entirety and replaced by the following:

Subject to paragraph (c) below, the “Controlling Party” shall be (x) the Class A Trustee and (y) upon payment of Final Distributions to the holders of Class A Certificates but prior to payment of Final Distributions to the holders of Class B Certificates, the Class B Trustee.

Section 1.08. Section 3.01(a)(ii) of the Intercreditor Agreement is amended by deleting the phrase “if issued,”.

Section 1.09. Section 3.01(a)(iv) of the Intercreditor Agreement is amended by replacing the phrase “The Trustee of each Trust in existence as of such Distribution Date” with “Each Trustee”.

Section 1.10. Section 3.05(d)(i) of the Intercreditor Agreement is amended by (A) adding the phrase “in the case of the Class A Liquidity Facility, and the Class B Closing Date, in the case of the Class B Liquidity Facility,” after the phrase “in effect on the Closing Date,”, (B) replacing the phrase “any anniversary date of the Closing Date (such 25th day, the “Notice Date”)” with “any anniversary date of the Closing Date or Class B Closing Date, as applicable (such 25th day, the “Notice Date”),” and (C) replacing the phrase “immediately following anniversary date of the Closing Date” with “immediately following anniversary date of the Closing Date or Class B Closing Date, as applicable,”.

Section 1.11. Section 3.05(e)(i) of the Intercreditor Agreement is amended by replacing the phrase “if the initial Liquidity Provider is replaced” with “if the initial Liquidity Provider with respect to any Class of Certificates is replaced (including as a result of a refinancing of the Class B Certificates)”.

Section 1.12. Section 3.05(j) of the Intercreditor Agreement is amended by (A) deleting the phrase “(in the case of Class A Certificates)” and (B) adding the phrase “with respect to such Certificates” immediately following the phrase “the occurrence of the Step-Up Termination Date”.

Section 1.13. The first sentence of Section 6.01 of the Intercreditor Agreement is amended by deleting the phrase “, upon the accession hereto,”.

Section 1.14. Section 8.01(a) of the Intercreditor Agreement is amended by replacing the phrase “replacement Depositary” with “Replacement Depositary”.

Amendment No. 1 to Intercreditor Agreement (2013-2)

Section 1.15. Section 8.01(c)(iii) of the Intercreditor Agreement is amended by replacing each instance of the phrase “Class A Liquidity Facility” with the phrase “Liquidity Facilities”.

Section 1.16. Section 8.01(c)(iv) of the Intercreditor Agreement is amended by replacing the phrase “any subsequent transfer of the Refinancing Certificates” with “any subsequent transfer of such Refinancing Certificates”.

Section 1.17. The last paragraph of Section 8.01(c) of the Intercreditor Agreement is amended by adding the phrase “to the Subordination Agent” immediately following the phrase ““all opinions, certificates and other documents delivered”.

Section 1.18. Section 8.01(d) of the Intercreditor Agreement is deleted in its entirety and replaced by the following:

(d) Pursuant to the terms of Section 2.02 of each Indenture and Section 4(a)(v) of the Note Purchase Agreement, one additional series of Equipment Notes (the “Additional Equipment Notes”), which shall be subordinated in right of payment to the Series A Equipment Notes and the Series B Equipment Notes, in each case to the extent provided in the Indentures, may be issued at any time. If any Additional Equipment Notes are issued under any Indenture, such Additional Equipment Notes shall be issued to a new pass through trust (an “Additional Trust”) that issues a class of pass through certificates (the “Additional Certificates”) to certificateholders (the “Additional Certificateholders”) pursuant to a pass through trust agreement (an “Additional Trust Agreement”) with a trustee (an “Additional Trustee”). In such case, this Agreement, including without limitation Sections 2.04, 3.01 and 3.02 hereof, shall be amended by written agreement of American and the Subordination Agent to provide for the subordination of the Additional Certificates to, and to provide for distributions on the Additional Certificates after payment of, the Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates (subject to clause (vi) below). Such issuance, and the amendment of this Agreement as provided below (x) shall require Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies and (y) shall not materially adversely affect any of the Trustees in their individual capacities. This Agreement shall be amended by written agreement of American and the Subordination Agent to give effect to the issuance of any Additional Certificates subject to the following terms and conditions:

(i) the Additional Trustee and the provider of any credit support for the Additional Certificates shall be added as a party to this Agreement;

(ii) [Reserved]

(iii) the definitions of “Certificate”, “Class”, “Equipment Notes”, “Final Legal Distribution Date”, “Trust”, “Trust Agreement”, and “Controlling Party” (and such other applicable definitions) shall be revised, as appropriate, to reflect the issuance of the Additional Certificates (and the subordination thereof);

Amendment No. 1 to Intercreditor Agreement (2013-2)

(iv) [Reserved]

(v) [Reserved]

(vi) Section 3.02 may be revised, with respect to any Additional Certificates, to provide for the distribution of “Adjusted Interest” for such Additional Certificates (calculated in a manner substantially similar to the calculation of Class B Adjusted Interest) after the Class B Adjusted Interest but before Expected Distributions on the Class A Certificates, provided, that such revision shall not adversely affect any Liquidity Provider (as determined by such Liquidity Provider in its reasonable discretion);

(vii) the Additional Certificates may have the benefit of credit support similar to the Liquidity Facilities or different therefrom, provided, that (A) claims for fees, interest, expenses, reimbursement of advances and other obligations arising from such credit support shall be subordinated to the Administration Expenses, the Liquidity Obligations, the Class A Certificates and the Class B Certificates and (B) Ratings Confirmation with respect to each Class of Certificates then rated by the Rating Agencies and the prior written consent of the Liquidity Providers shall have been obtained;

(viii) the Additional Certificates may be rated by the Rating Agencies;

(ix) Additional Certificates cannot be issued to American but may be issued to any of American’s Affiliates so long as such Affiliate shall have bankruptcy remote and special purpose provisions in its certificate of incorporation or other organizational documents and any subsequent transfer of such Additional Certificates to any Affiliate of American shall be similarly restricted; and

(x) the scheduled payment dates on such series of Additional Equipment Notes shall be the Regular Distribution Dates.

The issuance of the Additional Certificates in compliance with all of the foregoing terms of this Section 8.01(d), and any related amendment of any guaranty of the Parent described in Section 9.03 of the Indentures, shall not require the consent of any of the Trustees or the holders of any Class of Certificates. Each of the Liquidity Providers hereby agrees and confirms that it shall be deemed to consent to any issuance and amendment in accordance with this Section 8.01(d) (subject to the Liquidity Providers’ consent right in Section 8.01(d)(vii)) and that any such issuance and amendment shall not affect any of its obligations under the applicable Liquidity Facility. The Subordination Agent shall deliver to each Trustee and each Liquidity Provider a copy of the amendments made to this Agreement and all opinions, certificates and other documents delivered to the Subordination Agent in connection with the issuance of any Additional Certificates.

Amendment No. 1 to Intercreditor Agreement (2013-2)

Section 1.19. Section 8.01(e) of the Intercreditor Agreement is deleted in its entirety.

Section 1.20. Section 8.02 of the Intercreditor Agreement is amended by replacing the phrase “the Liquidity Facility” with “any Liquidity Facility”.

Section 1.21. Section 9.03 of the Intercreditor Agreement is amended by (A) deleting the notice information for the Class A Liquidity Provider set forth therein and (B) adding the following immediately preceding the last paragraph thereof:

if to the Class A Liquidity Provider, to:

Morgan Stanley Bank, N.A.

1 New York Plaza

New York, NY 10004

Attention: Morgan Stanley Agency Servicing

Telephone: 212 761 9282

Facsimile: 212 507 6680

With copies to:

Morgan Stanley Bank, N.A.

1 New York Plaza

New York, NY 10004

Attention: Michael Gavin

Telephone: 212 761 3168

Morgan Stanley Bank, N.A.

1300 Thames Street, Thames Street Wharf, 4th Floor

Baltimore, M 21231

Attention: Steve Delany, Documentation Team

Telephone: 443 627 4326

Facsimile: 212 404 9645

if to the Class B Liquidity Provider, to:

Morgan Stanley Bank, N.A.

1 New York Plaza

New York, NY 10004

Attention: Morgan Stanley Agency Servicing

Telephone: 212 761 9282

Facsimile: 212 507 6680

Amendment No. 1 to Intercreditor Agreement (2013-2)

With copies to:

Morgan Stanley Bank, N.A.

1 New York Plaza

New York, NY 10004

Attention: Michael Gavin

Telephone: 212 761 3168

Morgan Stanley Bank, N.A.

1300 Thames Street, Thames Street Wharf, 4th Floor

Baltimore, M 21231

Attention: Steve Delany, Documentation Team

Telephone: 443 627 4326

Facsimile: 212 404 9645

Section 1.22. Section 9.11(c) of the Intercreditor Agreement is amended by deleting the phrase “, upon accession hereto,”.

Section 1.23. Schedule A of the Intercreditor Agreement and the reference to Schedule A in the table of contents of the Intercreditor Agreement are deleted in their entirety.

ARTICLE II – MISCELLANEOUS

Section 2.01. Amendment; Consent; Instruction.

(a) Each party hereto (including WTC in its individual capacity) (x) agrees that this Amendment is entered into pursuant to and consistent with Section 8.01 of the Intercreditor Agreement (as in effect immediately prior to the date hereof), (y) acknowledges and agrees that, from and after the date hereof, the Agreement shall constitute the “Intercreditor Agreement” and the Note Purchase Agreement shall constitute the “Note Purchase Agreement,” in each case for all purposes of the Operative Agreements, and (z) acknowledges and agrees that, from and after the date hereof, the Class B Certificateholders, the Class B Certificates, the Class B Liquidity Facility, the Class B Liquidity Provider, the Class B Trust, the Class B Trust Agreement, the Class B Trustee and the Series B Equipment Notes shall constitute the “Class B Certificateholders”, the Class B Certificates”, the “Class B Liquidity Facility”, the “Class B Liquidity Provider”, the “Class B Trust” (or the “Class B Pass Through Trust”), the “Class B Trust Agreement” (or the “Class B Pass Through Trust Agreement”), the “Class B Trustee” (or the “Class B Pass Through Trustee”) and the “Series B Equipment Notes”, respectively, in each case for all purposes of the Operative Agreements (as defined in the Original Note Purchase Agreement).

(b) The Class A Liquidity Provider hereby consents to the issuance of the Class B Certificates in accordance with clause (y) of Section 8.01(d) of the Intercreditor Agreement (as in effect immediately prior to the date hereof).

(c) Each Trustee and Liquidity Provider hereby authorizes, empowers and instructs the Subordination Agent to enter into, execute, deliver and perform its obligations under this Amendment, the Agreement, the Note Purchase Agreement, the First Amendment to Participation Agreement with respect to each Aircraft, the First Amendment to Indenture with respect to each Aircraft, and each other document, instrument or writing as may be contemplated

Amendment No. 1 to Intercreditor Agreement (2013-2)

by, or necessary or convenient in connection with, any of the foregoing; and further, each Trustee authorizes, empowers and instructs the Subordination Agent, as record holder of the Equipment Notes, to instruct the Loan Trustee as set forth in the First Amendment to Participation Agreement with respect to each Aircraft.

Section 2.02. Effect on the Intercreditor Agreement. Except as specifically amended by this Amendment, the Intercreditor Agreement shall remain in full force and effect and the Intercreditor Agreement, as amended by this Amendment, is hereby ratified and affirmed in all respects. On and after the date hereof, each reference in the Intercreditor Agreement to “this Agreement,” “herein,” “hereunder” or words of similar import shall mean and be a reference to the Intercreditor Agreement as amended by this Amendment.

Section 2.03. Class B Trustee; Class B Liquidity Provider.

(a) Effective as of the date hereof, WTC, as Class B Trustee, shall be deemed to be a party to the Intercreditor Agreement, as amended hereby, and shall have all of the rights and obligations of the Class B Trustee under the Intercreditor Agreement, as amended hereby, and under the other Operative Agreements.

(b) Effective as of the date hereof, MS Bank, as Class B Liquidity Provider, shall be deemed to be a party to the Intercreditor Agreement, as amended hereby, and shall have all of the rights and obligations of the Class B Liquidity Provider under the Intercreditor Agreement, as amended hereby, and under the other Operative Agreements.

Section 2.04. Severability. To the extent permitted by applicable law, any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 2.05. Counterparts. This Amendment may be executed in any number of counterparts (and each party shall not be required to execute the same counterpart). Each counterpart of this Amendment including a signature page or pages executed by each of the parties hereto shall be an original counterpart of this Amendment, but all of such counterparts together constitute one instrument.

Section 2.06. Governing Law. THIS AMENDMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE.

[Remainder of Page Intentionally Left Blank]

Amendment No. 1 to Intercreditor Agreement (2013-2)

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective officers thereunto duly authorized, as of the date first above written.

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Class A Trustee and Class B Trustee

By:	/s/ Anita Roselli Woolery
Name: Anita Roselli Woolery
Title: Vice President

MORGAN STANLEY BANK, N.A., as Class A Liquidity Provider and Class B Liquidity Provider

By:	/s/ Michael King
Name: Michael King
Title: Authorized Signatory

WILMINGTON TRUST COMPANY, as Subordination Agent

By:	/s/ Anita Roselli Woolery
Name: Anita Roselli Woolery
Title: Vice President

Amendment No. 1 to Intercreditor Agreement (2013-2)